                                                                     EXHIBIT M-2
                                                                     -----------

                    PECO Energy Long-Term Debt Outstanding
Balances at March 31, 2000 -- Adjusted for May 2, 2000 Transition Bonds and Use
                        of Proceeds

                                                                                                       PECO             PECO
                 Interest                            Amount         Issue             Maturity        Energy           Energy
                   Rate                               $000          Date                Date        Distribution        Genco
                   ----                               ----          ----                -----       ------------        ------
PECO ENERGY COMPANY LONG-TERM DEBT
----------------------------------

First and Refunding Mortgage Bonds (FMB"s)
------------------------------------------
     5.6250%                                            250,000     11/01/93          2001-11/01      250,000
     6.3750%                                             75,000      8/15/93          2005-08/15       75,000
     6.5000%                                            200,000      5/01/93          2003-05/01      200,000
     6.6250%                                            250,000      3/01/93          2003-03/01      250,000
     7.1250%                                            200,000      9/01/92          2002-09/01      200,000
     7.3750%                                                B       12/15/71          2001-12/15          B
     7.5000%                                              5,280      7/15/92          2002-07/15        5,280
     8.0000%                                             41,636      4/01/92          2002-04/01       41,636
                                                      ---------
     Bond Subtotal                                    1,021,916

     Medium Term Notes
     -----------------
     9.0900%                                                750     12/20/89          2005-01/14          750
     9.1000%                                                B       12/20/89          2005-01/14          B
     9.1000%                                                B       12/20/89          2005-01/14          B
                                                      ---------
     Medium Term Notes Subtotal                             750

     Pollution Control Notes
     -----------------------
     Delaware County 1988 Series A                       50,000      4/01/93          2012-12/01       50,000
     Delaware County 1988 Series B                       50,000      4/01/93          2012-12/01       50,000
     Delaware County 1988 Series C                       50,000      4/01/93          2012-12/01       50,000
     Salem County 1988 Series A                           4,200      4/01/93          2012-12/01        4,200
     Montgomery County 1992 Series A                     29,530      6/01/92          2022-06/01       29,530
     Montgomery County 1991 Series B                     68,795     12/01/91          2021-12/01       68,795
     Delaware County 1991 Series A                       39,235      4/01/91          2021-04/01       39,235
     Montgomery County 1991 Series A                     13,150      4/01/91          2021-04/01       13,150
                                                      ---------
     Pollution Control Notes Subtotal                   304,910

     Sinking Fund Series
     -------------------
     10.2500%                                               B        8/01/87          2007-08/01
                                                      ---------
     Sinking Fund Series Subtotal                           B

                                                      ---------                                     ---------            -------
Total First and Refunding Mortgage Bonds              1,327,576                                     1,327,576                B
                                                      ---------                                     ---------            -------

Pollution Control Notes (Non-Mortgage Backed)
---------------------------------------------
     Delaware County 1999 Series A                       50,765     10/14/99          2021-04/01                          50,765
     Montgomery County 1999 Series A                     91,775     10/14/99          2030-10/01                          91,775
     Montgomery County 1999 Series B                     13,880     10/14/99          2034-10/01                          13,880
     Delaware County 1993 Series A                       24,125     08/24/93          2016-08/01                          24,125
     Indiana County 1997 Series A                        17,240      6/04/97          2027-06/01                          17,240
     Salem County 1993 Series A                          23,000      9/09/93          2025-03/01                          23,000
     Montgomery County 1994 Series A                     82,560      2/14/95          2029-06/01                          82,560
     Montgomery County 1994 Series B                     13,340      7/02/95          2029-06/01                          13,340
     York County 1993 Series A                           18,440      8/24/93          2016-08/01                          18,840
     Montgomery County 1996 Series A                     34,000      3/27/96          2034-03/01                          34,000

                                  EXHIBIT M-2

                                                      ---------                                     ---------            -------
Total Pollution Control Notes (Non-Mortgage Backed)     369,125                                            B             369,125
                                                      ---------                                     ---------            -------
Accounts Receivable Sale Note Payable
-------------------------------------
     Variable Rate                                       53,055     12/31/97          2000-11/14       53,055

Limerick Turbine Note Payable
-----------------------------
     7.25%                                               16,346     12/31/97          2004-06/30                          16,346

                                                      ---------                                     ---------            -------
Total PECO Energy Long-Term Debt                      1,766,102                                     1,380,631            385,471
                                                      ---------                                     ---------            -------

PECO ENERGY TRANSITION TRUST (PETT) LONG-TERM DEBT
--------------------------------------------------
Transition Bonds -- 1999 Series A
---------------------------------
     5.4800%                                            138,045      3/26/99          2001-03/01      138,045
     5.6300%                                            275,371      3/26/99          2003-03/01      275,371
     6.5770%                                            667,000      3/26/99          2004-03/01      667,000
     5.8000%                                            458,519      3/26/99          2005-03/01      458,519
     6.9430%                                            464,600      3/26/99          2007-09/01      464,600
     6.0500%                                            993,386      3/26/99          2007-03/01      993,386
     6.1300%                                            896,653      3/26/99          2008-09/01      896,653
                                                      ---------                                     ---------            -------
                                                      3,893,575                                     3,893,575                 B
                                                      ---------                                     ---------            -------
Transition Bonds -- 2000 Series A
---------------------------------
     7.1800%                                            110,000      3/26/99          2001-03/01      110,000
     7.300%                                             140,000      3/26/99          2002-03/01      140,000
     7.6250%                                            398,838      3/26/99          2009-03/01      398,838
     7.6500%                                            351,162      3/26/99          2009-09/01      351,162
                                                      ---------                                     ---------            -------
                                                      1,000,000                                     1,000,000                 B
                                                      ---------                                     ---------            -------

                                                      ---------                                     ---------            -------
Total PETT Long-Term Debt                             4,893,575                                     4,893,575                 B
                                                      ---------                                     ---------            -------

Total Consolidated Long-Term Debt                     6,659,677                                     6,274,206            385,471
                                                      =========                                     =========            =======

                              EXHIBIT M-2 Page 2